Exhibit 99.1

For Immediate Release

BioScrip Completes Acquisition of Home Solutions

DENVER, September 9, 2016 -- BioScrip, Inc. (NASDAQ:BIOS) ("BioScrip" or the "Company"), a leading national provider of infusion and home care management solutions, today announced that it has completed the acquisition of HS Infusion Holdings, Inc. ("Home Solutions"), enhancing its position as a leading provider of home infusion services.

The combination of BioScrip and Home Solutions brings together two highly complementary infusion services with an enhanced focus on higher margin, core infusion therapies. As a combined company, BioScrip expects to generate over $1 billion in annual revenue for the fiscal year ending December 31, 2017. The transaction is expected to be accretive to BioScrip’s financial results and is estimated to generate $14-17 million of synergies in approximately 12-18 months following the closing. The additional financial contribution from Home Solutions, including anticipated synergies, is anticipated to strengthen BioScrip’s balance sheet and leverage profile, improve BioScrip's strategic flexibility and competitive positioning and realign the Company as a growth platform in the attractive post-acute care segment.

Effective with the completion of the transaction, Daniel Greenleaf is serving as President and Chief Executive Officer of BioScrip and a member of the Company’s Board of Directors, and Rick Smith, who has served as BioScrip’s Chief Executive Officer, now serves as Vice Chairman of the Board of Directors.

“We are pleased to complete this compelling combination and are moving forward as one company with an enhanced focus on core infusion services,” said Mr. Greenleaf. “We are committed to our mission to provide national reach and local care, and look forward to realizing the meaningful benefits this transaction provides for our employees, customers and patients. We are confident in our integration plans and our commitment to achieving the expected synergies and financial targets. Overall, we are well-positioned to continue to be a leading infusion company in the attractive post-acute segment. I am honored to lead our combined team of talented employees and look forward to working to advance BioScrip’s growth, create value and drive further success.”

As previously announced on September 2, 2016, BioScrip and Home Solutions will seek BioScrip stockholder approval to increase BioScrip’s authorized share capital to allow the company to issue certain contingent purchase considerations, if earned. BioScrip will announce a date for the Special Meeting of Stockholders in due course.

ABOUT BIOSCRIP

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements - Safe Harbor

This press release includes statements that may constitute "forward-looking statements,” that involve substantial risks and uncertainties. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to integrate the acquisition of Home Solutions, the Company's ability to grow its core Infusion revenues, the Company's ability to continue to experience positive results from its financial improvement plan to reduce operating costs; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

For Further Information:

Investor Contact

Jeffrey M. Kreger

BioScrip Chief Financial Officer

(720) 697-5200

jeffrey.kreger@bioscrip.com